Exhibit 99.1

Reata Pharmaceuticals, INC. ANNOUNCES the retirement of board member Dennis stone, M.D., and the addition of new board member WILLIAM D. McClellan, JR.

IRVING, Texas—March 2, 2016—Reata Pharmaceuticals, Inc. (Nasdaq:RETA) (“Reata” or “the Company”), a clinical-stage biopharmaceutical company, today announced the resignation of Dennis Stone, M.D., from and the appointment of William D. McClellan, Jr., to the Board of Directors.

Director Resignation

Effective as of March 1, 2017, Dennis Stone, M.D., tendered his resignation as a member of the Board. Dr. Stone resigned his Board membership to focus his attention on personal health issues.  His resignation was not due to any disagreement with the Company, its management, or the Board.

Since 2002, Dr. Stone has provided valuable medical insight and strategic leadership to the Company. Dr. Stone served as a non-independent director.  “We thank Dennis for his many years of service to our Company and his leadership since the early days of Reata,” said Reata’s Chief Executive Officer and President, Warren Huff. “We will miss his valuable advice and counsel.”

Director Appointment

Effective as of March 1, 2017, the Board appointed William D. McClellan, Jr., to the Board as a director. Mr. McClellan has been appointed as a member of the Compensation Committee and Nominating and Corporate Governance Committee, and he has been appointed as Chair of the Audit Committee.

Mr. McClellan is a financial management consultant to healthcare and life sciences companies.  From June 2004 until June 2016, he was the Chief Financial Officer and Executive Vice President of Finance of On-X Life Technologies Holdings, Inc., a medical device company. He also currently serves on the board of directors, and as Chair of the Audit Committee, of Apollo Endosurgery, Inc., a publicly-traded company.

“Bill is an experienced and trusted financial professional,” said Reata’s Chief Executive Officer and President, Warren Huff. “We believe his expertise will be invaluable to us as we transition from the development stage to a commercial enterprise.”

Mr. McClellan received a BBA in accounting from Abilene Christian University and is a Certified Public Accountant.

About Reata Pharmaceuticals, Inc.

Reata Pharmaceuticals, Inc., is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation. Reata’s two most advanced clinical candidates (bardoxolone methyl and omaveloxolone) target an important transcription factor, called Nrf2, to restore mitochondrial function, reduce oxidative stress, and resolve inflammation.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans” and “expects.” Forward-looking statements are based on Reata’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Registration Statement on Form S-1, as amended from time to time, under the caption “Risk Factors.”  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Reata Pharmaceuticals, Inc.

(972) 865-2219

info@reatapharma.com

http://news.reatapharma.com

Investor Relations:

The Trout Group

Lee M. Stern, CFA

(646) 378-2922

IR@reatapharma.com

2